Exhibit 99.1

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Assure Completes Acquisition of Sentry Neuromonitoring and Raises 2021 Procedure Guidance

DENVER, May 3, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that it has completed the previously announced acquisition (the “Acquisition”) of all of the assets (the “Acquired Assets”) of Sentry Neuromonitoring, LLC (“Sentry”), one of the largest IONM service providers in Texas. As a result of the closing of the Acquisition, the Company raised its guidance for full-year 2021 total procedures from 14,000 to 17,000. This number represents an anticipated increase in cases of more than 70% compared with 2020 and an increase of 165% since 2019.

Assure acquired Sentry, a Joint Commission certified IONM company primarily serving the Greater Houston region. Sentry’s operational footprint also extends within Texas to Dallas-Ft. Worth and Austin and includes business relationships in Kansas and Missouri. In 2020, Sentry performed more than 5,500 IONM procedures and approximately 50% of these procedures were with commercial insurance payors. The company employs 33 full-time staff, including 21 technologists supporting more than 50 surgeons at approximately 50 facilities.

John A. Farlinger, Assure’s executive chairman and CEO said, “This acquisition is consistent with our strategic plan to create scale by augmenting our organic growth with accretive M&A opportunities. Assure’s existing presence in Texas provided the Company with valuable insight on how we can maximize surgeon relationships to win new business, improve collections and leverage scale to negotiate new in-network agreements with payors in the local market.”

Farlinger continued, “This Acquisition is expected to improve our financial position. In 2020, on an unaudited basis, Sentry generated approximately $5 million of cash receipts from revenue. As a result of this acquisition, we expect to unlock additional business opportunities in Texas, Missouri and Kansas. Further, we intend to improve Sentry’s historic per procedure revenue in 2021 and beyond.”

Farlinger added, “The final terms for this acquisition are favorable from a payment schedule and cost of capital perspective. We are pleased that Assure shareholders will benefit from this accretive transaction.”

Farlinger concluded, “I want to officially welcome the Sentry team to the Assure family. We have already made substantial progress executing our integration plan.”

Ken Sly, Sentry Neuromonitoring’s CEO, said, “We chose to join Assure because we share a commitment to clinical excellence and an exceptional standard of patient care. With the scale, resources and expertise that Assure provides, we expect to bring additional surgeons onto the platform in Texas and elsewhere.”

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Pursuant to the Acquisition, and as consideration for the Acquired Assets, Assure will pay US$3,500,000 to Sentry (the “Purchase Price”). The Purchase Price shall be satisfied by: (i) a cash payment of US$1,225,000, which shall be paid over a three-year period, and (ii) the issuance of 1,660,583 common shares in the capital of the Company (the “Common Shares”) at a deemed price of US$1.37 per share. The Common Shares will be subject to the statutory hold periods required under applicable securities legislation and the issuance of the Common Shares to Sentry remain subject to the approval of the TSX Venture Exchange (“TSXV”). For further details on the Acquisition please refer to the Company’s news release dated February 25, 2021.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

About Sentry Neuromonitoring

Sentry Neuromonitoring was founded in 2007. It is a Joint Commission certified organization that has grown into one of the largest and most trusted companies in Texas, currently servicing surgeons and hospitals throughout the state and with operations in Missouri and Kansas. Sentry Neuromonitoring’s mission is to provide superior electroneurodiagnostic services by utilizing exceptional technologists, state-of-the-art equipment, and highly developed protocols resulting in dependability, accuracy, and unparalleled service to our patients, physicians, and facilities. For more information, visit the Company’s website at http://sentryneuro.com/.

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Forward-Looking Statements

This news release contains certain statements that may constitute forward-looking information and forward-looking statements under applicable securities laws. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Assure anticipates or expects may or will occur in the future (in whole or in part) should be considered forward-looking information and forward-looking statements. Such information or statements may include, but is not limited to, comments with respect to strategies; expectations; planned operations; future actions of the Company; the Acquisition will reinforce the Company’s strategic growth plan; that the Acquisition will be accretive to the Company’s earnings; the Acquisition will accelerate the Company’s growth and provide the Company with new surgeon and facility partnerships; the future actions of Sentry and the scaling of Assure’s business. Often, but not always, forward-looking information or forward-looking statements can be identified by the use of words such as "anticipated", "expects", "is expected", "estimates", "guidance", "favorable", or "believes" or variations (including negative variations) of such words and phrases, or statements formed in the future tense or indicating that certain actions, events or results "may", "could", "would", "might" or "will" (or other variations of the forgoing) be taken, occur, be achieved, or come to pass. Forward-looking information and forward-looking statements are based on currently available competitive, financial and economic data and operating plans, strategies or beliefs as of the date of this news release, but involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of Assure to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information and the forward-looking statements. Material risk factors include: future capital requirements; growing competition in the IONM industry; reliance on strategic partnerships with both surgeons and national insurance providers within the jurisdictions in which the Company operates; the Company’s ability to continue to be make accretive acquisitions in the IONM industry; Acquisition may not result in the Company winning new business, improving collections and leverage scale; the Company may not be able to integrate the Sentry team onto its platform, maintain and improve Sentry’s historical results of operations, increase the total procedures to the anticipated levels in 2021, negotiate new in-network agreements with payors in the areas in which it operates; the Acquisition may not result in the Company unlocking new business opportunities in Texas, Missouri and Kansas; Sentry may not bring additional surgeons onto its platform; the Acquisition may not improve shareholder value; the TSXV may not approve of the issuance of the Common Shares to Sentry and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference.. Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. The forward-looking statements in this news release speak only as of the date of this release and Assure undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release. Any and all forward-looking information contained in this press release is expressly qualified by this cautionary statement.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com